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                                                                      Exhibit 21


                              LIST OF SUBSIDIARIES

                   Name                                   State of Incorporation
                   ----                                   ----------------------
Nathan's Famous Operating Corp.                           Delaware
Nathan's Famous Services, Inc.                            Delaware
Nathan's Famous Systems, Inc.                             Delaware
Nathan's Famous Forest Ave., Inc.                         New York
Nathan's Famous of Farmingdale, Inc.                      New York
Nathan's Famous of Kings Plaza, Inc.                      New York
Nathan's Famous of 325 Fifth Avenue, Inc.                 New York
Nathan's Famous of Yonkers, Inc.                          Delaware
Nathan's Famous of New Jersey, Inc.                       New Jersey
Nathan's Famous of Illinois, Inc.                         Illinois
Nathan's Famous of California, Inc.                       California
Nathan's Famous of Florida, Inc.                          Florida
Nathan's Famous of Pennsylvania, Inc.                     Pennsylvania
Nathan's Famous of Hicksville, Inc.                       New York
Nathan's Famous of Milford, Inc.                          Connecticut
Nathan's Famous of Mamaroneck, Inc.                       New York
Nathan's of Suffolk County, Inc.                          Delaware
Nathan's Famous of Lynbrook, Inc.                         Delaware
Nathan's Famous of Times Square, Inc.                     New York
Nathan's Famous of H.D., Inc.                             Delaware
Nathan's Roadside Rest, Inc.                              New York
Namasil Realty Corp.                                      New York
Denek of Hicksville, Inc.                                 New York
Frankorama Industries, Inc.                               Delaware
Nathan's Famous of Crossgates, Inc.                       New York